Exhibit 99.1

MicroVision Announces Completion of At-the-Market Equity Facility

REDMOND, Wash. – June 29, 2023 – MicroVision, Inc. (Nasdaq: MVIS), a leader in MEMS-based solid-state automotive lidar technology and ADAS solutions, today announced the completion of its at-the-market (ATM) equity facility pursuant to the At-The-Market Issuance Sales Agreement that MicroVision entered into on June 16, 2023 with Craig-Hallum Capital Group LLC.

After taking into account the net proceeds from the ATM, the Company has, as of today, approximately $95 million in cash and cash equivalents, including investment securities.

“We are pleased to have successfully completed the ATM, which strengthened our balance sheet and fortifies our position for accomplishing our 2023 objectives.” said Sumit Sharma, MicroVision’s Chief Executive Officer.

The shares sold under the ATM facility were offered pursuant to MicroVision’s automatically effective shelf registration statement filed June 13, 2023 with the Securities and Exchange Commission (SEC) and a prospectus supplement filed with the SEC on June 16, 2023.

As disclosed in the prospectus supplement filed on June 16, 2023 with the SEC, proceeds from the ATM will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About MicroVision

With over 350 employees and global presence in Redmond, Detroit, Hamburg, and Nuremberg, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s intended use of the proceeds from the ATM facility, and those statements using words such as “expects” or “intends” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market, and other risk factors identified from time to time in our SEC reports, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact:

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact:

Robyn Komachi

Marketing@MicroVision.com